UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)            February 20, 2004 (February 13, 2004)

GRAY TELEVISION, INC.

(Exact Name of Registrant as Specified in its Charter)

Georgia

(State or Other Jurisdiction of Incorporation)

1- 13796	52-0285030

(Commission File Number)	(IRS Employer Identification No.)

4370 Peachtree Road, Atlanta, Georgia	30319

(Address of Principal Executive Offices)	(Zip Code)

(404) 504-9828 (Registrant’s telephone number, including area code)

Not Applicable (Former Name or Former Address, if Changed Since Last Report)

SIGNATURES
EX-99 NOTICE TO GRAY TELEVISION INC.

Item 7.       Financial Statements and Exhibits.

(a)	Financial Statements

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Exhibit

99 Notice to Gray Television, Inc.’s officers and directors as provided on February 20, 2004

Item 11.       Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

         On February 13, 2004, Gray Television, Inc. received notice from MetLife Retirement Plans notifying it of a change in the administrator and investment provider for the Company’s Capital Accumulation Plan from Smith Barney/Leggett to MetLife. A copy of the related notice provided by the Company to its officers and directors is hereby attached as Exhibit 99 and incorporated herein by reference.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAY TELEVISION, INC.
(Registrant)

Dated: February 20, 2004	By:	/s/ James C. Ryan

James C. Ryan, Senior Vice President and Chief Financial Officer